Exhibit 23.2

Consent of Labonte & Co.


May 21, 2002

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washingtion, D.C. 20549


Re:  Precise Life Sciences Ltd. - Form S-8 Registration of 4,297,213 shares

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 13, 2002 (except as to Note 9 which is dated March 8,
2002) to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2001and 2000 on Form 10-KSB.


         Sincerely,

By: /s/ "LaBonte & Co."
         --------------
         LaBonte & Co.,
         Chartered Accountants